EXHIBIT 23.12

Consent of Weikel, Johnson, Parris & Rouse, PLLP

Independent Auditors

Dated July 13, 2007

Exhibit 23.12

CONSENT OF WEIKEL, JOHNSON, PARRIS & ROUSE, PLLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report dated January 20, 2007 with respect to the audited combined balance sheets of Marinas International as of December 31, 2005 and 2004 and the related combined statements of income and comprehensive income, owners’ equity, and cash flows for each of the three years in the period ended December 31, 2005 and our audit report dated March 29, 2007 with respect to the audited balance sheets of Harborage Marina, LLC as of December 31, 2006 and 2005 and the related statements of income and members’ deficit, and cash flows for each of the three years in the period ended December 31, 2006 included in Post Effective Amendment Seven to the Registration Statement (Form S-11 No. 333-128662) and related Prospectus of CNL Income Properties Inc. filed with the Securities and Exchange Commission.

/s/ Weikel, Johnson, Parris & Rouse, PLLP

Tulsa, Oklahoma

July 13, 2007